May 27, 2009

Twin Disc, Incorporated
1328 Racine Street
Racine, Wisconsin  5340311208
Attention: Mr. Christopher J. Eperjesy

Re:           Amendment No. 4 to Note Agreement

Ladies and Gentlemen:

This letter amendment (this “Letter”) makes reference to that certain Note Agreement, dated as of April 10, 2006 (as amended by Amendment No. 1 thereto dated March 1, 2007, Amendment No. 2 thereto dated August 22, 2007 and Amendment No. 3 thereto dated February 19, 2009, the “Note Agreement”), among The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Security Benefit Life Insurance Company, Inc., American Skandia Life Assurance Corporation, Mutual of Omaha Insurance Company (collectively, the “Holders” and each, a “Holder”) and Twin Disc, Incorporated, a Wisconsin corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement, as amended hereby.

The Company has requested that the Holders amend the Note Agreement as set forth below.  Subject to the terms and conditions hereof, the Holders are willing to agree to such requests.

Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.                                Amendments. Effective upon the Effective Date (as defined in Section 2 below), the Holders party hereto and the Company agree that the Note Agreement is amended as follows:

1.1           Clause (iii) of paragraph 5M of the Note Agreement is amended and restated as follows:

“(iii)           Maximum Total Funded Debt to EBITDA Ratio.  The Company and its consolidated Subsidiaries shall not permit the ratio of Total Funded Debt to EBITDA to exceed the following ratio as of the following dates, all as determined, in the case of Total Funded Debt, on the date of determination, and in the case of EBITDA, for the preceding four fiscal quarters of the Company and its consolidated Subsidiaries ending on the date of determination:

Date of Determination	Maximum Ratio
June 30, 2006 and at the end of
each fiscal quarter thereafter
through and including
March 31, 2009	2.50 to 1.00

June 30, 2009 and at the end of
each fiscal quarter thereafter	3.00 to 1.00”

1.2.           A new paragraph 5O is added to the Note Agreement as follows:

“5O.           Excess Leverage Fee.  If the ratio of Total Funded Debt to EBITDA, determined, in the case of Total Funded Debt, on the date of determination, and in the case of EBITDA, for the preceding four fiscal quarters of the Company and its consolidated Subsidiaries ending on the date of determination, as of the end of any fiscal quarter ending on or after June 30, 2009 is greater than 2.50 to 1.00, then, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (the “Excess Leverage Fee”) on the daily average outstanding principal amount of such Note during such fiscal quarter at a rate per annum equal to 0.50%.  The Excess Leverage Fee with respect to each Note for any fiscal quarter shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within forty-five (45) days of the end of such fiscal quarter.  The payment of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default.  If for any reason the Company fails to deliver the financial statements required by paragraph 5D hereof for a fiscal quarter or fiscal year by the date the Excess Leverage Fee, if any, would be payable for such fiscal quarter, then, for the purposes of this paragraph 5O, the ratio of Total Funded Debt to EBITDA for such fiscal quarter or for the last fiscal quarter of such fiscal year, as the case may be, shall be deemed to be greater than 2.50 to 1.00.”

1.3.           Clause (c) of paragraph 7A of the Note Agreement is amended by replacing “(ii)” therein with “(i)”.

1.4.           A new definition of “Excess Leverage Fee” is added in alphabetical order to paragraph 10B of the Note Agreement as follows:

“Excess Leverage Fee” shall have the meaning given in paragraph 5O.

1.5.           Clause (i) of the definition of “Notice Event of Default” in paragraph 10B of the Note Agreement is amended and restated in its entirety as follows:

“(i)           The Company shall fail: (a) to pay when due any principal of any Note; (b) to pay when due any interest on, or Yield-Maintenance Amount with respect to, any Note or any fee (including without limitation any Excess Leverage Fee), expense or other amount due under this Agreement or any Note; or”

1.6.           Paragraph 10C of the Note Agreement is amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with generally accepted accounting principles, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness (other than contingent obligations of the type described in clause (iv) of the definition of Indebtedness) using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.”

SECTION 2.                                Effectiveness.  The amendments in Section 1 of this Letter shall become effective on the date (the “Effective Date”) of satisfaction of the following:

(a)           Receipt by each Holder party hereto of counterparts of this Letter executed by the Company and the Required Holders;

(b)           Receipt by each Holder party hereto of a copy of an amendment under the Credit Agreement, amending the Credit Agreement consistent with the amendments set forth herein and otherwise in form and substance satisfactory to the Required Holders, duly executed by the Company and the Bank, and such amendment shall be in full force and effect; and

(c)           All corporate and other proceedings in connection with the transactions contemplated by this Letter shall be satisfactory to the Required Holders, and each Holder party hereto shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 3.                                Representations and Warranties.  The Company represents and warrants to the Holders that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this Letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists and (c) neither the Company nor any of its Subsidiaries has paid or agreed to pay, and neither the Company nor any of its Subsidiaries will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment referenced in Section 2(b) hereof.

SECTION 4.                                Reference to and Effect on Note Agreement.  Upon the effectiveness of the amendments made in this Letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The Company hereby represents and warrants that all necessary or required consents to this Letter have been obtained and are in full force and effect.  Except as specifically stated in Section 1 of this Letter, the execution, delivery and effectiveness of this Letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any Note at any time.  The execution, delivery and effectiveness of this Letter shall not be construed as a course of dealing or other implication that any Holder has agreed to or is prepared to grant any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 5.                                Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any Holder, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Holders in connection with this Letter or the transactions contemplated hereby, in enforcing any rights under this Letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Letter or the transactions contemplated hereby.  The obligations of the Company under this Section 5 shall survive transfer by any Holder of any Note and payment of any Note.

SECTION 6.                                Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 7.                                Counterparts; Section Titles.  This Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together  shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter.  The section titles contained in this Letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[remainder of page intentionally left blank; signature page follows]

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY

   OF AMERICA

By: ___________________________________

Vice President

PRUCO LIFE INSURANCE COMPANY

By:  ___________________________________
Vice President

PRUCO LIFE INSURANCE COMPANY OF

  NEW JERSEY

By:  ___________________________________
Vice President

SECURITY BENEFIT LIFE INSURANCE
  COMPANY, INC.

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

AMERICAN SKANDIA LIFE ASSURANCE

   CORPORATION

By:           Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

MUTUAL OF OMAHA INSURANCE
  COMPANY

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

Signature Page to
Amendment No. 4

THE LETTER IS AGREED TO

AND ACCEPTED BY:

TWIN DISC, INCORPORATED

By:______________________________
Name: ___________________________
Title: ____________________________